Exhibit (d)(20)

INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT, originally made the 9th day of April, 2003, by and between IVY FUNDS (hereinafter called the "Trust"), on behalf of Ivy Dividend Income Fund, a series of the Trust, and Ivy Investment Management Company (hereinafter called "IICO"), f.k.a. Waddell & Reed Ivy Investment Company, and amended to include each series of the Trust listed in Appendix A (collectively hereinafter called "Funds"),

WITNESSETH:

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

I.	In General

IICO agrees to act as investment adviser to the Funds with respect to the investment of its assets and in general to supervise the investments of the Funds, subject at all times to the direction and control of the Board of Trustees of the Funds, all as more fully set forth herein.

II.	Duties of IICO with respect to investment of assets of Fund

A.
IICO shall regularly provide investment advice to the Funds and shall, subject to the succeeding provisions of this section, continuously supervise the investment and reinvestment of cash, securities or other property comprising the assets of the investment portfolios of the Funds; and in furtherance thereof, IICO shall:

1.
obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or one or more of the portfolios of the Funds, and whether concerning the individual companies whose securities are included in one or more of the Funds' portfolios or the industries in which they engage, or with respect to securities which IICO considers desirable for inclusion in one or more of the Funds' portfolios;

		2.	furnish continuously an investment program for each of the portfolios of the Funds;

		3.	determine what securities shall be purchased or sold by the Funds;

4.
take, on behalf of the Funds, all actions which appear to IICO necessary to carry into effect such investment programs and supervisory functions as aforesaid, including the placing of purchase and sale orders.

B.
IICO shall make appropriate and regular reports to the Board of Trustees of the Funds on the actions it takes pursuant to Section II.A. above. Any investment programs furnished by IICO under this section, or any supervisory function taken hereunder by IICO shall at all times conform to and be in accordance with any requirements imposed by:

		1.	the provisions of the Investment Company Act of 1940 and any rules or regulations in force thereunder;

		2.	any other applicable provision of law;

		3.	the provisions of the Declaration of Trust as amended from time to time;

		4.	the provisions of the Bylaws of the Trust as amended from time to time;

5.
the terms of the registration statement of the Funds, as amended from time to time, under the Securities Act of 1933 and the Investment Company Act of 1940, including any supplements to the prospectus(es) and statement of additional information contained in such registration statement.

C.
Any investment programs furnished by IICO under this section or any supervisory functions taken hereunder by IICO shall at all times be subject to any directions of the Board of Trustees of the Funds, its Executive Committee, or any committee or officer of the Funds acting pursuant to authority given by the Board of Trustees.

III.	Allocation of Expenses

The expenses of the Funds and the expenses of IICO in performing its functions under this Agreement shall be divided into two classes, to wit: (i) those expenses which will be paid in full by IICO as set forth in subparagraph "A" hereof, and (ii) those expenses which will be paid in full by the Funds, as set forth in subparagraph "B" hereof.

A.
With respect to the duties of IICO under Section II above, it shall pay in full, except as to the brokerage and research services acquired through the allocation of commissions as provided in Section IV hereinafter, for (a) the salaries and employment benefits of all employees of IICO who are engaged in providing these advisory services; (b) adequate office space and suitable office equipment for such employees; and (c) all telephone and communications costs relating to such functions. In addition, IICO shall pay the fees and expenses of all trustees of the Funds who are affiliated with IICO or an affiliated corporation and the salaries and employment benefits of all officers of the Funds who are affiliated persons of IICO.

B.
The Funds shall pay in full for all of their expenses which are not listed above (other than those assumed by IICO or one of its affiliates in its capacity as principal underwriter of the shares of the Funds, as Shareholder Servicing Agent or as Accounting Services Agent for the Funds), including (a) the costs of preparing and printing prospectuses and reports to shareholders of the Funds, including mailing costs; (b) the costs of printing all proxy statements and all other costs and expenses of meetings of shareholders of the Funds (unless the Funds and IICO shall otherwise agree); (c) interest, taxes, brokerage commissions and premiums on fidelity and other insurance; (d) audit fees and expenses of independent accountants and legal fees and expenses of attorneys, but not of attorneys who are employees of IICO or an affiliated company; (e) fees and expenses of its trustees not affiliated with Ivy Funds Distributor, Inc.; (f) custodian fees and expenses; (g) fees payable by the Funds under the Securities Act of 1933, the Investment Company Act of 1940, and the securities or "Blue-Sky" laws of any jurisdiction; (h) fees and assessments of the Investment Company Institute or any successor organization; (i) such nonrecurring or extraordinary expenses as may arise, including litigation affecting the Funds, and any indemnification by the Funds of its officers, trustees, employees and agents with respect thereto; (j) the costs and expenses provided for in any Shareholder Servicing Agreement or Accounting Services Agreement, including amendments thereto, contemplated by subsection C of this Section III. In the event that any of the foregoing shall, in the first instance, be paid by IICO, the Funds shall pay the same to IICO on presentation of a statement with respect thereto.

C.
IICO, or an affiliate of IICO, may also act as (i) transfer agent or shareholder servicing agent of the Funds and/or as (ii)  accounting services agent of the Funds if at the time in question there is a separate agreement, "Shareholder Servicing Agreement" and/or "Accounting Services Agreement," covering such functions between the Funds and IICO, or such affiliate. The entity, whether IICO, or its affiliate, which is the party to either such Agreement with the Funds is referred to as the "Agent." Each such Agreement shall provide in substance that it shall go into effect, or be amended, or a new agreement covering the same topics between the Funds and the Agent may be entered into, only if the terms of such Agreement, such amendment or such new agreement have been approved by the Board of Trustees of the Funds, including the vote of a majority of the trustees who are not "interested persons" as defined in the Investment Company Act of 1940, of either party to the Agreement, such amendment or such new agreement (considering IICO to be such a party even if at the time in question the Agent is an affiliate of IICO), cast in person at a meeting called for the purpose of voting on such approval. Such a vote is referred to as a "independent trustee" vote. Each such Agreement shall also provide in substance for its continuance, unless terminated, for a specified period which shall not exceed two years from the date of its execution and from year to year thereafter only if such continuance is specifically approved at least annually by a independent trustee vote, and that any independent trustee vote shall include a determination that (i) the Agreement, amendment, new agreement or continuance in question is in the best interests of the Funds and its shareholders; (ii) the services to be performed under the Agreement, the Agreement as amended, new agreement or agreement to be continued are services required for the operation of the Funds; (iii) the Agent can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and (iv) the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Any such Agreement may also provide in substance that any independent trustee vote may be conditioned on the favorable vote of the holders of a majority (as defined in or under the Investment Company Act of 1940) of the outstanding shares of each class or series of the Funds. Any such Agreement shall also provide in substance that it may be terminated by the Agent at any time without penalty upon giving the Funds one hundred twenty (120) days' written notice (which notice may be waived by the Funds) and may be terminated by the Funds at any time without penalty upon giving the Agent sixty (60) days' written notice (which notice may be waived by the Agent), provided that such termination by the Funds shall be directed or approved by the vote of a majority of the Board of Trustees in office at the time or by the vote of the holders of a majority (as defined in or under the Investment Company Act of 1940) of the outstanding shares of each class or series of the Funds.

IV.	Brokerage

A.
IICO may select brokers to effect the portfolio transactions of the Funds on the basis of its estimate of their ability to obtain, for reasonable and competitive commissions, the best execution of particular and related portfolio transactions. For this purpose, "best execution" means prompt and reliable execution at the most favorable price obtainable. Such brokers may be selected on the basis of all relevant factors including the execution capabilities required by the transaction or transactions, the importance of speed, efficiency, or confidentiality, and the willingness of the broker to provide useful or desirable investment research and/or special execution services. IICO shall have no duty to seek advance competitive commission bids and may select brokers based solely on its current knowledge of prevailing commission rates.

B.
Subject to the foregoing, IICO shall have discretion, in the interest of the Funds, to direct the execution of its portfolio transactions to brokers who provide brokerage and/or research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) for the Funds and/or other accounts for which IICO exercises "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934); and in connection with such transactions, to pay commission in excess of the amount another adequately qualified broker would have charged if IICO determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker, viewed in terms of either that particular transaction or the overall responsibilities of IICO with respect to the accounts for which it exercises investment discretion. In reaching such determination, IICO will not be required to attempt to place a specified dollar amount on the brokerage and/or research services provided by such broker; provided that IICO shall be prepared to demonstrate that such determinations were made in good faith, and that all commissions paid by the Funds over a representative period selected by its Board of Trustees were reasonable in relation to the benefits to the Funds.

V.	Compensation of IICO

A.
As compensation in full for services rendered and for the facilities and personnel furnished under sections I, II, and IV of this Agreement, the Funds will pay to IICO for each day the fee specified in Appendix B hereto.

B.
The amounts payable to IICO shall be determined as of the close of business each day; shall, except as set forth below, be based upon the value of net assets computed in accordance with the Declaration of Trust of the Funds; and shall be paid in arrears whenever requested by IICO. In computing the value of the net assets of the Funds, there shall be excluded the amount owed to the Funds with respect to shares which have been sold but not yet paid to the Funds by Ivy Funds Distributor, Inc.

VI.	Undertakings of IICO; Liabilities

	A.	IICO shall give to the Funds the benefit of its best judgment, efforts and facilities in rendering advisory services hereunder.

B.
IICO shall at all times be guided by and be subject to the Funds' investment policies, the provisions of its Declaration of Trust and Bylaws as each shall from time to time be amended, and to the decision and determination of then Funds' Board of Trustees.

C.
This Agreement shall be performed in accordance with the requirements of the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Securities Act of 1933, and the Securities Exchange Act of 1934, to the extent that the subject matter of this Agreement is within the purview of such Acts. Insofar as applicable to IICO, as an investment adviser and affiliated person of the Funds, IICO shall comply with the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the respective rules and regulations of the Securities and Exchange Commission thereunder.

D.
In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of IICO, it shall not be subject to liability to the Funds or to any stockholder of the Funds for any act or omission in the course of or connected with rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

VII.	Duration of this Agreement

This Agreement shall become effective at the start of business on the date hereof and shall continue in effect, unless terminated as hereinafter provided, for a period of one year and from year-to-year thereafter only if such continuance is specifically approved at least annually by the Board of Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a majority (as so defined) of the outstanding voting securities of a series of the Funds with respect to that series and by the vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as so defined) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

VIII.	Termination

This Agreement may be terminated by IICO at any time without penalty upon giving the Funds one hundred twenty (120) days written notice (which notice may be waived by the Funds) and may be terminated by the Funds at any time without penalty upon giving IICO sixty (60) days written notice (which notice may be waived by IICO), provided that such termination by the Funds shall be directed or approved by the vote of a majority of the Board of Trustees in office at the time or by the vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of the Funds. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940 and the rules and regulations thereunder.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their corporate seal to be hereunto affixed, all as of the day and year first above written.

(Seal)			IVY FUNDS
on behalf of the Funds listed in Appendix A

		By:	/s/Kristen A. Richards
Kristen A. Richards, Vice President

ATTEST:

By:	/s/Megan E. Bray
Megan E. Bray, Assistant Secretary

(Seal)			IVY INVESTMENT
MANAGEMENT COMPANY

		By:	/s/Henry J. Herrmann
Henry J. Herrmann, President

ATTEST:

By:	/s/Wendy J. Hills
Wendy J. Hills, Secretary

INVESTMENT MANAGEMENT AGREEMENT

APPENDIX A

List of Funds

Effective April 9, 2003:

Ivy Dividend Income Fund

Approved November 29, 2006:

Ivy Managed EuroPacific Fund
Ivy Managed International Opportunities Fund

Approved February 13, 2008:

Ivy Global Strategic Income Fund

IVY FUNDS

INVESTMENT MANAGEMENT AGREEMENT

APPENDIX B

FEE SCHEDULE

A cash fee computed each day on the net asset value for each Fund at the annual rate listed below*:

Ivy Dividend Income Fund
Net Assets	Fee

Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Ivy Global Strategic Income Fund
Net Assets	Fee
Up to $500 million	0.625% of net assets
Over $500 million and up to $1 billion	0.60% of net assets
Over $1 billion and up to $1.5 billion	0.55% of net assets
Over $1.5 billion	0.50% of net assets

Ivy Managed European/Pacific Fund

A cash fee computed each day on the net assets of the Fund at the annual rate of 0.05% of net assets.

Ivy Managed International Opportunities Fund

A cash fee computed each day on the net assets of the Fund at the annual rate of 0.05% of net assets.

*If the Fund's net assets are less than $25 million, Ivy Investment Management Company has agreed to waive the management fee, subject to its right to change or modify this waiver.